Exhibit 10.42

EXECUTION COPY

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of August 30, 2007 (the “Agreement”), is among HDS Investment Holding, Inc., a Delaware corporation (formerly named Pro Acquisition Corporation, the “Company”), HD Supply, Inc., a Texas corporation (to be reincorporated in Delaware) (“Opco” and, together with the Company, the “Company Entities”), Bain Capital Integral Investors 2006, LLC (the “Fund”) and Bain Capital Partners, LLC (“the Manager”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A.        The Fund is managed by Manager, the administrative member of the Fund is Bain Capital Investors, LLC (together with any administrative member or general partner of any other investment vehicle that is a direct or indirect stockholder in the Company managed by Manager or its Affiliates, “Manager Associates”).

B.        The Company has entered into that certain Purchase and Sale Agreement, dated as of June 19, 2007, as amended (the “Purchase Agreement”), by and among The Home Depot, Inc., HDS Acquisition Subsidiary, Inc., THD Holdings, LLC, Home Depot International, Inc., Homer TLC, Inc. and the Company, pursuant to which the Company will cause its indirect wholly-owned Subsidiaries to acquire all of the capital stock of Opco and CND Holdings, Inc. and certain related intellectual property rights described in the Purchase Agreement (such acquisition, the “Acquisition”).

C.        In connection with the Acquisition, the Fund (the “Committing Investor”) has entered into a Subscription Agreement, dated as of the date hereof, with the Company, pursuant to which the Committing Investor has agreed, subject to the conditions set forth therein, to purchase shares of the Company’s common stock, par value US$0.01 per share (“Shares”).

D.        The Company, the Committing Investor and certain other parties have entered into a Stockholders Agreement (as the same may be amended from time to time in accordance with the terms thereof, the “Stockholders Agreement”), dated as of the date hereof, setting forth certain agreements with respect to, among other things, the management of the Company and transfers of its shares in various circumstances.

E.        Concurrently with the execution and delivery of this Agreement, the Company has entered into a Consulting Agreement with each of (i) Manager, (ii) TC Group V, L.L.C. and (iii) Clayton, Dubilier & Rice, Inc., each dated as of the date hereof (as the same may be amended from time to time in accordance with its terms and the Stockholders Agreement, the “Consulting Agreements”).

F.        In order to finance the Acquisition and related transactions, the Company is selling Shares to the Committing Investor and to certain co-investors, including such other stockholders of the Company as are listed in the signature pages of the Stockholders Agreement (the “Equity Offering”).

G.        In order to finance the Acquisition, an indirect wholly-owned Subsidiary of the Company intends (i) to enter into a senior secured term loan facility, a senior secured revolving credit facility and an asset-based senior secured revolving loan facility and (ii) to enter into an unsecured senior interim loan facility and an unsecured senior subordinated interim loan facility (collectively, the “Financings”).

H.        Manager has performed the Initial Services (as defined in such Manager’s Consulting Agreement) for the Company.

I.         The Company or one or more of its Subsidiaries from time to time in the future may (i) offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including without limitation (x) offerings of shares of capital stock of the Company or any of its Subsidiaries, and/or options to purchase such shares to employees, directors, managers, dealers, franchisees and consultants of and to the Company or any of its Subsidiaries (any such offering, a “Management Offering”), (y) offerings of shares of capital stock of the Company or any of its Subsidiaries to the public and (z) one or more offerings of debt securities for the purpose of refinancing any indebtedness of the Company or any of its Subsidiaries or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of the Company or any of its Subsidiaries or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Stockholders Agreement and any other applicable agreement.

J.        The parties hereto recognize the possibility that claims might be made against and liabilities incurred by Manager, the Fund, Manager Associates, or Related Persons or Affiliates under applicable securities laws or otherwise in connection with the Transactions or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group, or relating to the provision of management, consulting and financial services (the “Transaction Services”) to the Company Group by Manager or Affiliates thereof, and the parties hereto accordingly wish to provide for Manager, the Fund, Manager Associates and Related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1.         Definitions.

(a)        “Acquisition” has the meaning given to such term in the recitals.

(b)        “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person or any such other Person described in clause (i) or (ii). “Control” of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise).

(c)        “Agreement” has the meaning given to such term in the preamble.

(d)        “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(e)        “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(f)         “Committing Investor” has the meaning given to such term in the recitals.

(g)        “Company” has the meaning given to such term in the preamble.

(h)        “Company Entities” has the meaning given to such term in the preamble.

(i)         “Company Group” means the Company Entities and any of their respective Subsidiaries.

(j)         “Consulting Agreements” has the meaning given to such term in the recitals.

(k)        “Equity Offering” has the meaning given to such term in the recitals.

(l)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)       “Expenses” means all reasonable attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(n)        “Financings” has the meaning given to such term in the recitals.

(o)        “Fund” has the meaning given to such term in the preamble.

(p)        “Indemnifying Party” and “Indemnifying Parties” have the meaning given to such terms in Section 2(a).

(q)        “Indemnitee” means each of Manager, the Fund, Manager Associates, their respective Affiliates, their respective successors and assigns, and the respective directors, officers, shareholders, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the Securities Act) of each of them, or of their partners, shareholders or members in their capacity as such.

(r)         “JAMS Comprehensive Rules” has the meaning given to such term in Section 7(a).

(s)        “JAMS Streamlined Rules” has the meaning given to such term in Section 7(a).

(t)         “Management Offering” has the meaning given to such term in the recitals.

(u)        “Manager” has the meaning given to such term in the preamble.

(v)        “Manager Associates” has the meaning given to such term in the recitals.

(w)       “Notice of Advances” has the meaning given to such term in Section 4(b).

(x)        “Notice of Claim” has the meaning given to such term in Section 4(a).

(y)        “Notice of Payment” has the meaning given to such term in Section 4(c).

(z)        “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including without limitation interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(aa)      “Opco” has the meaning given to such term in the preamble.

(bb)      “Other Managers” means Clayton, Dubilier & Rice, Inc. and TC Group V, L.L.C.

(cc)      “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(dd)      “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(ee)       “Purchase Agreement” has the meaning given to such term in the recitals.

(ff)        “Redemption” has the meaning given to such term in the recitals.

(gg)      “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, free-writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with any Securities Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(hh)     “Related Person” has the meaning given to such term in Section 2(a).

(ii)       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(jj)        “Securities Offerings” means the Equity Offering, any Management Offering, any Redemption and any Subsequent Offering.

(kk)      “Shares” has the meaning given to such term in the recitals.

(ll)        “Stockholders Agreement” has the meaning given to such term in the recitals.

(mm)    “Subsequent Offerings” has the meaning given to such term in the recitals.

(nn)      “Subsidiary” means each corporation or other Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

(oo)     “Third-Party Claim” means any (i) claim brought by a Person other than a member of the Company Group, a Manager, the Other Managers or any Related Person of Manager or the Other Managers and (ii) any derivative claim brought in the name of any member of the Company Group that is initiated by a Person other than Manager, the Other Managers or any Related Person of Manager or the Other Managers.

(pp)     “Transactions” means the Acquisition, the Equity Offering, the Financings, transactions for which Transaction Services are provided and any other transactions contemplated by the Consulting Agreement.

(qq)     “Transaction Services” has the meaning given to such term in the recitals.

The word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified.

2.         Indemnification.

(a)        Each of the Company Entities (each, an “Indemnifying Party” and collectively, the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i)        from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws, in any way relating to the Company Group, including in connection with any Securities Offering, the Financings, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur or any obligation of any member of the Company Group or any of their predecessors, (C) the performance by Manager of Transaction Services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to its Consulting Agreement or otherwise) or (D) any Obligations assumed or incurred by any Indemnitee to or on behalf of any member of the Company Group or any of their representatives (including, without limitation, accountants), agents or Affiliates; and

(ii)        to the fullest extent permitted by the law specified herein as governing this agreement, by the law of the place of incorporation of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of incorporation of such Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a controlling person, a director or an officer of any member of the Company Group or is or was serving at the request of such corporation as a director, officer, member, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise, (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group or (C) any payment by any of the Fund or a Manager Associate in connection with any of the foregoing in this Section 2(a)(ii);

in each case including but not limited to any and all fees, costs and Expenses (including without limitation fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement or its or its Affiliate’s Consulting Agreement; provided that no Indemnifying Party shall be obligated to indemnify and hold harmless any Indemnitee under this Section 2(a) in respect of any claim made against the Indemnitee by any of its own directors, officers, directors, shareholders, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (any of the foregoing, a “Related Person”) to the extent arising from any obligation of such Indemnitee to such Related Person (whether arising from contract, by law or otherwise), other than to the extent such claim arises out of any indemnification obligation by such Indemnitee to such Related Person as a result of such Related Person’s service as an officer or director of the Company Group.

(b)        Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Indemnifying Parties, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c)        Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of expenses (or related Obligations of such Indemnitee) under any member of the Company Group’s certificate of incorporation or bylaws, any other agreement to which Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the Delaware General Corporate Law, any other applicable law or any liability insurance policy, the Indemnifying Parties shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf (including by any Manager Associates for all costs and Expenses incurred by such Person) in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that material assertions made by such Indemnitee in such Proceeding were in bad faith or were frivolous.

(d)        If Indemnitees related to Manager and Indemnitees related to the Other Managers are similarly situated with respect to their interests in connection with a matter that may be an Obligation and such Obligation is not based on a Third-Party Claim, the Indemnitees may enforce their rights pursuant to this Section 2 or Section 3 with respect to such matter only with the written consent of Manager and at least one other Manager.

3.         Contribution.

(a)        If for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by each member of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b)        If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c)        For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of the members of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering.

(d)        The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. No Indemnifying Party shall be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances as such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4.         Indemnification Procedures.

(a)        Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, the Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified the Manager thereof; provided the failure or delay of such Indemnitee or the Manager to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to the Manager, subject to the right of the Manager to undertake such defense as hereinafter provided. The Manager may participate in such defense with counsel of the Manager’s choosing at the expense of the Indemnifying Parties. In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after the Manager (or, if given by the Indemnitee, the Indemnitee) has given the Notice of Claim, or in the event that the Manager shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee (including, without limitation, Claims brought by or on behalf of any member of the Company Group), the Manager may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of Manager, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that Indemnitee denies all wrongdoing in connection with such matters. The Indemnifying Parties shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior written consent of the Company (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld. In each case, the Manager seeking indemnification hereunder on its own behalf or on behalf of an Indemnitee will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of the Manager and persons needed as witnesses who are employed by the Manager, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b)        The Manager shall notify the Indemnifying Parties in writing of the amount requested for advances (“Notice of Advances”). The Indemnifying Parties hereby agree to advance reasonable costs and Expenses incurred by the Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by an Indemnitee other than a Proceeding pursuant to Section 2(c)) in advance of the final disposition of such Claim without regard to whether Indemnitee will ultimately be entitled to be indemnified for such costs and expenses upon receipt of an undertaking by or on behalf of Manager or such Indemnitee to repay amounts so advanced if it shall ultimately be determined in a decision of a court of competent jurisdiction from which no appeal can be taken that Manager or such Indemnitee is not entitled to be indemnified by the Indemnifying Parties as authorized by this Agreement. The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(c)        The Manager shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by the Manager (or an Indemnitee) (the “Notice of Payment”). The amount of any Claim actually paid by the Manager shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date the Indemnifying Parties receive the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to, or as directed by, the Manager. The Indemnifying Parties shall make indemnification payments to, or as directed by, the Manager no later than 30 days after receipt of the Notice of Payment.

5.         Certain Covenants. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of the Manager and each Indemnitee and the obligations of the Indemnifying Parties hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Transactions, each of the Company Entities, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such Person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and the Company Group’s then current directors and officers.

6.         Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

 (a)         If to any Company Entity, to:

HDS Investment Holding, Inc.

c/o HD Supply, Inc.

3100 Cumberland Blvd

Suite 1480

Atlanta, GA 30339

Attention:    General Counsel

Facsimile:    (770) 852-9466

with a copy to:

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, MA 02199

Attention:    Steve Zide

Facsimile:    (212) 421-2225

TC Group V, L.L.C.

1001 Pennsylvania Avenue NW

Washington DC 20004-2505

Attention:    Daniel A. Pryor

Facsimile:    (202) 347-1818

Clayton, Dubilier & Rice, Inc.

375 Park Avenue

18th Floor

New York, New York 10152

Attention:    Theresa Gore

Facsimile:    (212) 407-5252

with a copy (which shall not constitute notice) to:

Clayton, Dubilier & Rice Limited

Cleveland House

33 King Street

SW1Y 6RJ

London, United Kingdom

Attention:    David Novak

Facsimile:    +44-207-747-3801

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:    Paul S. Bird, Esq.

                    Jonathan E. Levitsky, Esq.

Facsimile:    (212) 909-6836

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

Attention:    R. Newcomb Stillwell, Esq.

Facsimile:    (617) 235-0213

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington DC 20004-1304

Attention:    David S. Dantzic, Esq.

Facsimile:    (202) 637-2201

 (b)         If to Manager, to:

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, MA 02199

Attention:    Steve Zide

Facsimile:    (212) 421-2225

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

Attention:    R. Newcomb Stillwell, Esq.

Facsimile:    (617) 235-0213

 (c)         If to the Fund, to:

Bain Capital Integral Investors 2006, LLC

111 Huntington Avenue

Boston, MA 02199

Attention:    Steve Zide

Facsimile:    (212) 421-2225

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

Attention:    R. Newcomb Stillwell, Esq.

Facsimile:    (617) 235-0213

or to such other address or such other person as the Company Entities, the Manager or the Fund, as the case may be, shall have designated by notice to the other parties hereto.

7.         Arbitration

(a)        Any dispute, claim or controversy arising out of, relating to, or in connection with this contract, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b)        The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c)        The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within thirty days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d)        The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e)        The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

8.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

9.         Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10.       Successors; Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to Manager, the Fund and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company Entities without the prior written consent of Manager and the Fund.

11.       Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

BAIN CAPITAL PARTNERS, LLC

By:	/s/ Stephen Zide
Name: Stephen Zide
Title: Managing Director

BY:	BAIN CAPITAL INTEGRAL
INVESTORS 2006, LLC

By:	Bain Capital Investors, LLC, its
administrative member

By:	/s/ Stephen Zide
Name: Stephen Zide
Title: Managing Director

[Signature page to Bain Indemnification Agreement]

HDS INVESTMENT HOLDING, INC.

By:	/s/ Ricardo Nunez
Name: Ricardo Nunez
Title: Vice President

HD SUPPLY, INC.

By:	/s/ Ricardo Nunez
Name: Ricardo Nunez
Title: General Counsel

[Signature page to Bain Indemnification Agreement]